THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR IF THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

FOCUS VENTURE PARTNERS, INC.

COMMON STOCK PURCHASE WARRANT

Shares Underlying Warrant: 2,870,000	Date: July 23, 2012

FOR VALUE RECEIVED and subject to the terms and conditions hereinafter set out, HFP Capital Markets LLC, or its registered transferee or assigns, as the registered holder of this Warrant as set forth on the books and records of the Company (the “Holder”), is entitled upon surrender of this Warrant to purchase from FOCUS VENTURE PARTNERS, INC. (the “Company”) 2,870,000 fully paid and non-assessable shares of Common Stock, $0.0001 par value (the “Common Stock”), at the Exercise Price (as defined below) per share.

This Warrant shall expire at the close of business on July 23, 2017.

1.	ISSUANCE.

This Warrant is being issued by the Company to the Holder for consulting and advisory services under the Corporate Advisory Agreement dated January 1, 2012 (the “Agreement”) as well as any Amendments to the Agreement entered into thereafter.

2.	EXERCISE OF WARRANT.

(a)          The right to purchase shares of Common Stock represented by this Warrant may be exercised by the Holder, in whole or in part, ( in whole dollar increments), by (i) the surrender of this Warrant (properly endorsed if required) at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), (ii) a duly executed notice of exercise in the form of Annex A hereto, and (iii) upon payment to the Company, by cash or by certified check or bank draft, of the exercise price of $0.08 per share (the “Exercise Price”). The Holder shall have the right to exercise the entire warrant in part or in whole on a cashless basis during the term of the warrant by presentation and surrender by the Holder of this Warrant to the Company at its principal executive offices with a written notice of the holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price (as defined below) per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. For example, if the holder is exercising 1,000,000 Warrants with a per Warrant exercise price of $0.0001 per share through a cashless exercise when the Common Stock’s current Market Price per share is $0.05 per share, then upon such Cashless Exercise the holder will receive 998,000 shares of Common Stock. “Market Price,” as of any date, (i) means the closing price for the shares of Common Stock on the OTC immediately preceding the exercise as reported by Bloomberg, or (ii) if the OTC is not the principal trading market for the shares of Common Stock, the closing price on the principal trading market for the Common Stock immediately preceding the exercise as reported by Bloomberg. The Company acknowledges that, in the event of a Cashless Exercise, the holding period for Rule 144 purposes, shall tack back to the original issuance date of this Warrant. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares of Common Stock as aforesaid. Certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

(b)          Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of common stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without (i) the written consent of the Holder hereof and the Company and (ii) the approval of a majority of shareholders of the Company.

(c)          Piggyback Registration. The Company agrees to include for registration the shares of common stock issuable upon exercise of this Warrant on any registration statement filed with the Securities and Exchange Commission excluding the initial Form S-1 registration statement to be filed with the SEC.

3.	FRACTIONAL SHARES.

No fractional Common Stock shall be issued in connection with any exercise of this Warrant.

4.	ADJUSTMENT TO EXERCISE PRICE.

The Exercise Price shall be adjusted as follows:

(a)          In the case of any amendment to the Certificate of Incorporation of the Company to change the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Warrant shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares, other securities, money and property receivable upon such change or division by the Holder issuable upon such exercise had the exercise occurred immediately prior to such designation, change or division.

(b)          If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(c)          If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of the Company’s assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stocks, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 4), lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant under this Section 4 had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger). Subject to the terms of this Warrant, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to holders of Common Stock of the Company, is greater or lesser than the number of shares of Common Stock of the Company outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

(d)          Whenever the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall issue a certificate signed by its President and by its Treasurer or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

(e)          If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of the Company’s assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stocks, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 4), proves to be accretive to the overall value of the Company, the Holder will review each transaction on a case by case basis and be willing to re-examine and restructure its anti-dilution provisions.

(f)          In the event the 100,000 Series A Preferred Stock presently outstanding is converted into shares of common stock by TBK 327 Partners LLC or its assignees, then the number of shares of common stock issuable upon exercise of this Warrant shall be increased by an amount equal to ten percent (10%) of the amount of shares of common stock issued upon each conversion of the Series A Preferred Stock.

5.	COVENANTS OF THE COMPANY.

The Company covenants and agrees that all Common Stock upon issuance against payment in full of the Exercise Price by the Holder pursuant to this Warrant will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and, without limiting the generality of the foregoing, the Company covenants and agrees that it will take from time to time all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation. The Company will not take any action which would result in any adjustment in the number of shares of Common Stock purchasable hereunder if the total number of shares of Common Stock issuable pursuant to the terms of this Warrant after such action upon full exercise of this Warrant and, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and other rights to purchase shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation, as then amended.

6.	EXCHANGE.

This Warrant is exchangeable, upon the surrender hereby by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any such new Warrants and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity, reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant or such new Warrants, the Company will issue to the Holder a new Warrant of like tenor, in lieu of this Warrant or such new Warrants, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

7.	MISCELLANEOUS.

(a)          Limited Rights of Holders. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(b)          Amendments and Waivers; Assignment. No provision of this Warrant may be amended without the express written consent of both the Company and the Holder. No delay by the Company in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Holder and then only to the extent set forth therein. The Holder may assign this Warrant at its own discretion provided that such assignment is not in contravention with the Securities Act of 1933, as amended, or any other state or federal securities laws.

(c)          Governing Law; Jurisdiction. This Warrant is made and delivered in, and shall be governed by and construed in accordance with the laws of, the State of New York (without giving effect to principles of conflicts of laws of the State of New York or any other state), and any dispute shall be resolved in the state or federal courts located in New York, New York.

(d)          Counterparts. This Agreement may be executed in one or more counterparts, including facsimile signatures, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer as of the date first above indicated.

FOCUS VENTURE PARTNERS, INC.

By: /s/ Chris Ferguson
Name: Chris Ferguson
Title: Chief Executive Officer

ANNEX A

COMMON STOCK SUBSCRIPTION WARRANT

Notice of Exercise

To: FOCUS VENTURE PARTNERS, INC.

The undersigned, pursuant to the provisions set forth in the Common Stock Subscription Warrant dated as of July __, 2012, hereby irrevocably elects and agrees

CHECK AND COMPLETE ONE

_______ The undersigned hereby elects to purchase ___________________ of the shares of Common Stock covered by such Warrant (the “Warrant Shares”), and herewith makes payment therefor in full of the aggregate Exercise Price of $________________.

_____ The undersigned hereby elects to exercise the Holder’s option to purchase __________ shares of the common stock of the Company at a price of $0.0001 per share, by Net Exercise, on the terms and subject to the conditions set forth in the Agreement

The undersigned hereby represents that the undersigned is exercising such Warrant for its own account and will not sell or otherwise dispose of the underlying Warrant Shares in violation of applicable securities laws. If said number of shares is less than all of the shares purchasable hereunder the undersigned requests that a new Warrant evidencing the rights to purchase the remaining Warrant Shares (which new Warrant shall in all other respects be identical to the Warrant exercised hereby) be registered in the name of the undersigned.

The undersigned has executed this Notice this ____ day of __________, 20__.

Signature:____________________________

Printed Name: ____________________________

Address: ____________________________